Exhibit 99.1

Newtek Small Business Finance, LLC Increases Capital One Revolving Credit Facility to $100.0 Million

Lake Success, N.Y. - May 15, 2017 - Newtek Business Services Corp. (“Newtek” or the “Company”), (Nasdaq: NEWT), an internally managed business development company ("BDC"), today announced that Newtek Small Business Finance, LLC, (“NSBF”) the Company’s nationally licensed SBA lender subsidiary, increased its existing revolving credit facility through Capital One, National Association (“Capital One”) by $50.0 million to $100.0 million. Concurrent with the line increase, NSBF received a reduction in the interest rate from its present facility of 1.125% when NSBF utilizes the facility to fund the unguaranteed portion of SBA loans and 1.25% when NSBF utilizes the facility to fund the guaranteed portion of SBA loans. The term of this loan has been extended three years, through May 2020.

Barry Sloane, Chairman, President and Chief Executive Officer said, “We are appreciative of our nine-year relationship with Capital One, who has provided us with financing through multiple credit cycles. We have worked with Capital One through seven separate Standard and Poor’s rated securitizations, all of which were rated ‘A’ or better, which have enabled us to replenish our capital availability.  Over time, we have proven that our credit quality and 14-year track record as an issuer, loan assembler and underwriter of small business credit can withstand differing interest rate and credit cycles and have allowed for the continued improvement in lending terms for our revolving credit facility. We have now further established ourselves with in-house pre-closing, post-closing, legal, underwriting and loan assembly teams that are dedicated to ensuring strong loan credit quality and embody the desire to continually improve the lending process and client experience.”

Mr. Sloane continued, “We expect to launch our new mobile application for financial and business solution referrals within the next 30 days with the goal to further grow our total loan referral business. While Newtek employs a FinTech strategy to acquire its clients, that strategy is supported by a dedicated, experienced in-house team who handles the entire credit underwriting process. Newtek uses technology to enhance client experience and work flow without sacrificing credit quality or collateral provisions, which are necessary to mitigate loan losses.”

Mr. Sloane concluded, “I would like to thank Peter Downs, Chief Lending Officer and President of Newtek Small Business Finance who, with the dedicated effort of his senior management team, has built a first-class true retail national lending platform for small- to medium-sized businesses. I would also like to thank Capital One for this successful partnership that has withstood the test of time.”

John Walsh, Managing Director, Capital One said, “Newtek has been successfully executing its small business strategy for many years, and Capital One is pleased to be a partner in that success."

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB accounts across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval), eCommerce, Accounts Receivable Financing & Inventory Financing, The Secure Gateway, The Newtek Advantage™, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.
Newtek® and Your Business Solutions Company® are registered trademarks of Newtek Business Services Corp.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com